SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2012

FRIENDLY ENERGY EXPLORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-31423	91-1832462
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6005 N. Highway 279 Brownwood, TX 76801
(Address of principal executive offices)
(702) 953-0411
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FRIENDLY ENERGY EXPLORATION

Form 8-K

Current Report

8.01

OTHER EVENTS

On December 17, 2012, Friendly Energy Exploration, a Nevada corporation (the “Company”) effectuated a reverse split (the “Reverse Split”) of its issued common shares whereby every twenty (20) old shares of common stock were exchanged for one (1) new share of the Company's common stock.  As a result, the issued shares of common stock of the Company decreased from four hundred ninety nine million one hundred fifty seven thousand two hundred and nineteen (499,157,219) shares prior to the Reverse Split to twenty four million nine hundred fifty seven thousand eight hundred sixty one (24,957,861) shares following the Reverse Split.  FINRA confirmed approval of the Reverse Split on December 14, 2012, payable as a dividend to shareholders, and the Reverse Split became effective on December 17, 2012.  The Reverse Split shares are payable upon surrender of certificates to the Company's transfer agent.

Effective December 17, 2012, the Company’s symbol will change to FEGRD to reflect the Reverse Split and twenty (20) days thereafter, the "D" will be removed and the symbol will return to FEGR.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIENDLY ENERGY EXPLORATION
Date: December 17, 2012	By:	/s/ Douglas Tallant
Douglas Tallant
Chief Executive Officer & President